UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2018

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01                                        Completion of Acquisition or Disposition of Assets.

On December 20, 2018, certain wholly owned subsidiaries of Halcón Resources Corporation (“Halcón” or the “Company”) completed the previously disclosed disposition of the Company’s water infrastructure assets located in the Delaware Basin (the “Water Infrastructure Divestiture”) pursuant to the terms of an Asset Purchase Agreement (the “Agreement”) dated October 31, 2018 among an affiliate of WaterBridge Resources LLC and certain wholly owned subsidiaries of Halcón. The purchase price of the Water Infrastructure Divestiture consists of $200.0 million paid in cash upon closing and potential incentive payments of up to $25.0 million per year for each of the next five years subject to the Company’s ability to meet certain annual incentive thresholds which will be driven by, among other things, the Company’s development program which will consider future market conditions and is subject to change. The purchase price is subject to certain closing adjustments as provided for in the Agreement. The effective date of the disposition is October 1, 2018.

Pro forma financial information with respect to the Water Infrastructure Divestiture is provided in Item 9.01 of, and set forth in Exhibit 99.1 to, this Current Report on Form 8-K.

Item 8.01                                           Other Events.

Additional unaudited condensed combined financial information of Halcón for the year ended December 31, 2017 is set forth in Exhibit 99.2 to this Current Report on Form 8-K, which gives effect to (i) the Water Infrastructure Divestiture, (ii) the divestiture of all of the Company’s operated assets in the Williston Basin in North Dakota (the “Williston Divestiture”), (iii) the repurchase of all of the Company’s 12.0% Senior Secured Second Lien Notes due 2022, a portion of the Company’s 6.75% Senior Unsecured Notes due 2025 and repayment of the outstanding balance on the Company’s revolving credit facility using the net proceeds from the Williston Divestiture (the “Debt Repurchase”), (iv) the disposition of assets in the El Halcón area of East Texas, prospective for the Eagle Ford formation (the “Eagle Ford Divestiture”) and (v) the acquisition of 20,901 net acres and related assets in the Southern Delaware Basin located in Pecos and Reeves Counties, Texas (the “Acquired Properties”).

The unaudited pro forma financial information is provided to assist readers in understanding the aggregate impacts of the Company’s acquisition, divestitures and related funding activities as if these activities had occurred as of January 1, 2017.

Item 9.01                                           Financial Statements and Exhibits.

(b) Pro forma financial information.

Unaudited pro forma condensed consolidated financial information of Halcón as of September 30, 2018, for the nine months ended September 30, 2018 and for the year ended December 31, 2017 is set forth in Exhibit 99.1 to this Current Report on Form 8-K, which gives effect to the Water Infrastructure Divestiture.

(d) Exhibits. The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1

Unaudited Pro Forma Condensed Consolidated Financial Information of Halcón as of September 30, 2018, the nine months ended September 30, 2018 and for the year ended December 31, 2017, which gives effect to the Water Infrastructure Divestiture.

99.2

Unaudited Pro Forma Condensed Combined Financial Information of Halcón for the year ended December 31, 2017, which gives effect to (i) the Water Infrastructure Divestiture, (ii) the Williston Divestiture, (iii) the Debt Repurchase, (iv) the Eagle Ford Divestiture and (v) the Acquired Properties.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

December 20, 2018	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

3